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                                                                    EXHIBIT 99.4

                         CONSENT OF DAVID G. OFFENSEND

To Specialty Products & Insulation Co.

               The undersigned hereby consents to the use of his name in the Registration Statement on Form 10 filed by Specialty Products & Insulation Company with the U.S. Securities and Exchange Commission.


                                             /s/ David G. Offensend
                                             ----------------------
                                                 David G. Offensend



New York, New York
December 16, 1998